UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2019

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 24, 2019, Omnicom Finance Holdings plc (the “Issuer”), a wholly owned subsidiary of Omnicom Group Inc. (“Omnicom Group”), announced the pricing of its public offering of €500 million aggregate principal amount of 0.800% Senior Notes due 2027 (the “2027 Notes”) and €500 million aggregate principal amount of 1.400% Senior Notes due 2031 (the “2031 Notes,” and, together with the 2027 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed by Omnicom Group and Omnicom Capital Inc. (“Omnicom Capital”), a wholly owned subsidiary of Omnicom Group (together, the “Guarantors”). The 2027 Notes will mature on July 8, 2027 and the 2031 Notes will mature on July 8, 2031. The transaction is expected to close on July 8, 2019, subject to customary closing conditions. In connection with the offering, the Issuer and the Guarantors entered into an underwriting agreement dated June 24, 2019 (the “Underwriting Agreement”), with Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Barclays Bank PLC and BNP Paribas, as representatives of the several underwriters, and the other underwriters named therein. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Notes will be issued under the base indenture, to be entered into among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto to be entered into among the Issuer, the Guarantors and the Trustee.

The Issuer expects to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately €990.4 million and intends to use such net proceeds to retire $500 million aggregate principal amount of Omnicom Group’s and Omnicom Capital’s outstanding 6.25% Senior Notes due 2019 at maturity on July 15, 2019 and for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions.

The Notes are being offered pursuant to the Issuer’s and the Guarantors’ shelf registration statement on Form S-3 (File No. 333-231652), which became effective upon filing with the Securities and Exchange Commission on May 21, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 24, 2019, among Omnicom Finance Holdings plc, Omnicom Group Inc., Omnicom Capital Inc., Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Barclays Bank PLC and BNP Paribas, as representatives of the several underwriters, and the other underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: June 26, 2019
	By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and Chief Financial Officer